                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):MAY 20, 2002


                             ACCUPOLL HOLDING CORP.
                   f.k.a. Western International Pizza Company
               (Exact name of registrant as specified in charter)

          NEVADA                    2-96430-NY                  11-2751630
(State or other Jurisdiction)   (Commission File No.)    (IRS Employer I.D. No.)


           4440 Von Karman Avenue, Suite 125, Newport Beach, CA 92660
               (Address of principal executive offices) (Zip Code)

                   f.k.a. Western International Pizza Company
           5525 South 900 East, Suite 110, Salt Lake City, Utah 84117
         (Former name or former address, if changed since last report.)


Registrant's telephone number, including area code:  (949)200-4000

Items 1 and 2.  Changes in Control and Acquisition or Disposition of Assets

The attached Exhibits are incorporated by reference herein, and the descriptions set forth below are qualified in their entirety by reference to the Exhibits.

On May 20, 2002, Western International Pizza Corp. (the "Company") acquired 100% of the issued and outstanding capital stock of AccuPoll, Inc., a Delaware corporation ("AccuPoll") pursuant to a Stock Exchange Agreement, dated May 20, 2002, by and between the Company, AccuPoll and certain shareholders of AccuPoll, in exchange for 18,875,000 shares of common stock of the Company (after giving effect to the 1 for 5 reverse stock split described in Item 5 below). This resulted in a change of control of the Company. Dennis Vadura and Frank Wiebe, the primary shareholders of AccuPoll, were issued 7,465,199 and 4,976,799 shares, respectively. This represents approximately 33% and 22%, respectively, of issued and outstanding common stock of the Company immediately after the acquisition. Mr. Vadura may be deemed to be the beneficial owner of an additional 782,516 shares owned by Web Tools International, Inc., which is controlled by Mr. Vadura. The Company anticipates issuing an additional 5,800,000 shares to consultants (1,200,000 shares) and in a private placement for cash (4,600,000 shares), which will further dilute Messrs. Vadura and Wiebe. The previous controlling shareholder was Jenson Services, Inc.

In addition, certain investors have agreed to grant to Messrs. Vadura and Wiebe a proxy to vote approximately 4,600,000 shares of common stock.


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AccuPoll has designed and developed an intuitive touch-screen interface that provides a polling place electronic voting solution that is intended to be completely confidential, reliable, accurate, immediate, secure and auditable. While maintaining and preserving the current voter experience, AccuPoll adds the ability to accurately capture in electronic form a voter's TRUE INTENT, while simultaneously preserving the legally binding vote - THE OFFICIAL PAPER BALLOT. The ability to simultaneously produce two different electronic audit trails (recorded on both the polling place administrative work station and the local voting station), IN ADDITION TO generating a printed paper ballot (which is completely auditable and able to be optically scanned) is the crucial element that makes the Company's patent-pending technology, in management's opinion, superior to other voting methods currently available in the market.

Concurrently with the acquisition of the majority interest in AccuPoll, the members of the Company's board of directors resigned, and a new board was appointed, consisting of Dennis Vadura, Frank Wiebe and Andreea Porcelli, all of whom were designated by AccuPoll's controlling shareholder, Dennis Vadura. The company's officers are Dennis Vadura as Chief Executive Officer and Frank Wiebe as President and Secretary.

Item 4.  Changes in Registrant's Certifying Accountant

On May 24, 2002, the Company selected Squar, Milner, Reehl & Williamson, LLP, LLP ("Squar"), the auditors of AccuPoll's financial statements, to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 2002. The Company's prior fiscal year end financial statements were audited by Mantyla McReynolds ("Montyla"). The decision to change auditors was approved by the Board of Directors.

During the two most recent fiscal years, and any subsequent interim period prior to May 20, 2002, the Company believes that there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla would have caused them to make reference to the subject matter of the disagreements in connection with their report. Mantyla's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. Mantyla's report for the fiscal year ended June 30, 2001 contained a going concern modification.

During the two most recent fiscal years, and any subsequent interim period prior to May 20, 2002, the Company believes that there was no disagreement or difference of opinion with Mantyla regarding any "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Mantyla with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and has requested that Mantyla furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Such letter is attached hereto as Exhibit 3. In addition, the Company has authorized Mantyla to respond fully to the inquiries of Squar concerning the subject matter described in the foregoing paragraphs.

During the two most recent fiscal years and through May 24, 2002, the Company (or anyone on the Company's behalf) did not consult Squar in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.

Item 5.  Other events.

On May 20, 2002, the Board of Directors of the Company resolved to change the name of the Company to AccuPoll Holding Corp.

On May 20, 2002, the Board of Directors and majority shareholders of the Company approved a one-for-five reverse stock split (the "Reverse Stock Split") of its outstanding common stock (the "Common Stock"). The Reverse Stock Split was effective on May 28, 2002 to shareholders of record at the close of business on May 28, 2002.

Item 6.  Resignations of Registrant's Directors

In connection with, and immediately following, the acquisition described in Item 1 above, all of the Registrant's directors resigned and a new board designated by the controlling shareholders of AccuPoll was appointed.


Item 7.  Financial Statements.

AccuPoll has not had revenues to date, as it has not launched its product. There have been the following changes to this Item, which was contained in the 8-K Current Report of the Company dated May 28, 2002.

(a) Financial Statements of Business Acquired.

     Audited financial statements of Accupoll, Inc. for the period from August 9, 2001 to April 30, 2002.

Item 7. Exhibits

Exhibit No.       Description
-----------       -----------
    1.       Stock Exchange Agreement, dated May 20, 2002
    2.       Letter of Mantyla & McReynolds re: change in certifying accountant
    3.       Financial Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AccuPoll Holding Corp.
                                         A Nevada corporation,
                                         f/k/a Western International Pizza Corp.

                                         /s/ Dennis Vadura
                                         ---------------------------------------
                                         Dennis Vadura, Chief Executive Officer





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Exhibit 1.



                            STOCK EXCHANGE AGREEMENT


                            DATED AS OF MAY 20, 2002


                                  by and among


                                 AccuPoll, Inc.
                                  Dennis Vadura
                                   Frank Wiebe

                              and the Stockholders

                                       and

                     Western International Pizza Corporation





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                            STOCK EXCHANGE AGREEMENT
                            ------------------------

                  STOCK EXCHANGE AGREEMENT (this "Agreement") dated as of May 20, 2002, by and among Western International Pizza Corporation, a Nevada corporation ("Acquirer"), AccuPoll, Inc., a Delaware corporation ("AccuPoll"), Dennis Vadura ("Vadura"), Frank Wiebe ("Wiebe") and the other AccuPoll Stockholders signatory hereto (together with Vadura and Wiebe, the "AccuPoll Stockholders" or the "Exchanging Stockholders").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the board of directors and majority stockholders of Acquirer have determined that it is in the best interest of Acquirer and its stockholders to acquire, through an exchange of stock in accordance with the terms hereof, 100% of the outstanding common stock of AccuPoll (the "AccuPoll Stock");

                  WHEREAS, the AccuPoll Stockholders have determined that it is in their best interest to exchange each share of AccuPoll Stock held by them for
1.532 shares of common stock of Acquirer;

                  WHEREAS, the Parties hereto intend that the exchange of stock of AccuPoll for stock of Acquirer shall be treated as a transfer described in
Section 351(a) and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is the intention of the parties hereto that, immediately following consummation of the exchange of the AccuPoll Shares pursuant to this Agreement, Acquirer shall own all of the outstanding shares of capital stock of AccuPoll, and the AccuPoll Stockholders, in combination with any other persons transferring property to Acquirer in exchange for common stock of Acquirer pursuant to transactions contemplated by this Agreement, shall own, immediately after the completion of such transactions, stock constituting control of Acquirer within the meaning of Section 368(c) of the Code..

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           EXCHANGE OF ACCUPOLL STOCK
                           --------------------------

                  Section 1.1 EXCHANGE OF STOCK. Subject to the terms and conditions herein stated, each AccuPoll Stockholder hereby agrees to assign, transfer and deliver to Acquirer on the Closing Date, all shares of common stock of AccuPoll owned by such AccuPoll Stockholder, and Acquirer agrees to acquire from such AccuPoll Stockholders on the Closing Date, all of such shares of AccuPoll common stock. In addition, Acquirer agrees to acquire any remaining shares of AccuPoll Stock held by stockholders of AccuPoll who have not executed this Agreement, in exchange for shares of Acquirer common stock, $0.001 par value per share (the "Acquirer Common Stock") on the same economic terms as described herein. The certificates representing the AccuPoll Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the respective the Exchanging Stockholder thereof.


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                  Section 1.2 EXCHANGE PRICE. On the Closing Date, Acquirer
shall deliver to the Exchanging Stockholders, an aggregate of eighteen million eight hundred seventy-five thousand (18,875,000) shares (the "Exchange Price") of Acquirer Common Stock. The Exchange Price shall be distributed to all stockholders of AccuPoll and, upon payment of the conversion or exercise price, if any, holders of securities convertible into, or exercisable for, shares of common stock of AccuPoll (the "AccuPoll Convertible Securities"), in accordance with their ownership interest in AccuPoll immediately prior to the Closing Date (determined as if all AccuPoll Convertible Securities were converted or exercised immediately prior to the Closing); provided, however, that (a) such shares of Acquirer Common Stock will only be distributed to any stockholder of AccuPoll upon receipt by Acquirer of a certificate representing the appropriate number of shares of AccuPoll being exchanged by such stockholder receiving such Acquirer Common Stock, and (b) if any AccuPoll Convertible Securities remain outstanding as of the Closing Date, then (i) the holders of such AccuPoll Convertible Securities shall automatically have the right to acquire the number of shares of Acquirer Common Stock they would have acquired if they had converted such AccuPoll Convertible Securities immediately prior to the Closing Date, and (ii) such shares of Acquirer Common Stock shall be held by AccuPoll until such time as such AccuPoll Convertible Securities are converted.

                  Section 1.3 CLOSING. The closing of the transactions referred to in Section 1.1 hereof (the "Closing") shall take place at 10:00 a.m. on May 20, 2002, or at such other time as the parties may agree upon.
Such time and date are herein referred to as the "Closing Date."

                  Section 1.4 DIRECTORS OF ACCUPOLL. Following the Closing, Vadura, Wiebe and Andreea Porcelli shall continue as all of the members of the board of directors of AccuPoll.

                                   ARTICLE II

             REPRESENTATIONS OF ACCUPOLL AND EXCHANGING STOCKHOLDERS
             -------------------------------------------------------

                  AccuPoll hereby represents and warrants, and, with respect to
Section 2.1 and 2.2 only, each Exchanging Stockholder, severally but not jointly, represents and warrants, as follows:

                  Section 2.1 OWNERSHIP OF ACCUPOLL STOCK. Each Exchanging Stockholder is the lawful owner of the number of shares of AccuPoll Stock set forth opposite such Exchanging Stockholder's name on Schedule 2.1 hereto, which shall be free and clear of all liens, encumbrances, security interests, restrictions and claims of every kind and character ("Encumbrances"), other than the Encumbrance, if any, that may arise by the execution by the Exchanging Stockholders of this Agreement. The AccuPoll Stock constitutes all of the issued and outstanding shares of capital stock of AccuPoll. The delivery to Acquirer of the AccuPoll Stock pursuant to the provisions of this Agreement will transfer to Acquirer valid title thereto, free and clear of any and all Encumbrances.

                  Section 2.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Exchanging Stockholders have full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Exchanging Stockholders and, assuming the due execution of this Agreement by Acquirer, is a valid and binding obligation of each Exchanging Stockholder, enforceable against each Exchanging Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                  Section 2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by AccuPoll and the Exchanging Stockholders and the consummation by AccuPoll and the Exchanging Stockholders of the exchange of the AccuPoll Stock as contemplated herein and the other transactions contemplated hereby (the "Exchange") (a) will not violate the provisions of the Articles of Incorporation or Bylaws of AccuPoll, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which any the Exchanging Stockholder or AccuPoll is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any the Exchanging Stockholder or AccuPoll under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any the Exchanging Stockholder or AccuPoll is a party, or by which they or any of their respective properties or assets may be bound.

                  Section 2.4 EXISTENCE AND GOOD STANDING. AccuPoll is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. AccuPoll is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on AccuPoll that is materially adverse to the business, operations, properties, financial condition or results of operations of AccuPoll and its Subsidiaries, taken as a whole.

                  Section 2.5 CAPITAL STOCK. AccuPoll has an authorized capitalization consisting of 90,000,000 shares of common stock, par value $.0001 per share, of which 11,713,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, none of which have been issued or are outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.5, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of AccuPoll.

                  Section 2.6  SUBSIDIARIES.  AccuPoll has no subsidiaries.

                  Section 2.7 FINANCIAL STATEMENTS. the Exchanging Stockholders have heretofore furnished Acquirer with the consolidated balance sheet of AccuPoll as at December 31, 2001 and the related statements of income and cash flows for the year then ended (the "Financial Statements"). The Financial Statements, including the footnotes thereto have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial position of AccuPoll and the results of their operations and cash flows at such dates and for such periods.

                  Section 2.8 LITIGATION. There are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the Knowledge of AccuPoll, threatened against AccuPoll or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against AccuPoll.

                  Section 2.9 TAXES. AccuPoll has filed all Federal, state and foreign income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it in writing and all other related penalties and charges other than those being contested in good faith and by appropriate proceedings. The charges, accruals and reserves on the other governmental charges are, in the opinion of AccuPoll, adequate. AccuPoll has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

                  Section 2.10 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of the Exchanging Stockholders or AccuPoll is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, except that, following the Closing, Acquirer shall issue to Southampton Ltd. or its designees an aggregate of 1,200,000 shares of Acquirer common stock as a fee for services rendered to AccuPoll.

                                   ARTICLE III

                           REPRESENTATIONS OF ACQUIRER
                           ---------------------------

                  Acquirer represents and warrants as follows:

                  Section 3.1 ACQUIRER STOCK. Upon the execution and delivery of this Agreement, and the issuance of the shares of Acquirer common stock which constitute the Exchange Price, all such shares shall be duly authorized, validly issued, fully paid and nonassessable.

                  Section 2.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Acquirer has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquirer and, assuming the due execution of this Agreement by AccuPoll and the Exchanging Stockholders, is a valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                  Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by Acquirer and the consummation by Acquirer of the exchange of the AccuPoll Stock as contemplated herein and the other transactions contemplated hereby (a) will not violate the provisions of the Certificate of Incorporation or Bylaws of Acquirer, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Acquirer is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date (as defined in Section 1.3), and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Acquirer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Acquirer is a party, or by which they or any of its properties or assets may be bound.

                  Section 3.4 EXISTENCE AND GOOD STANDING. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquirer is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on Acquirer that is materially adverse to the business, operations, properties, financial condition or results of operations of Acquirer, taken as a whole.

                  Section 3.5 CAPITAL STOCK. Acquirer has an authorized capitalization consisting of 600,000,000 shares of common stock, par value $.001 per share, of which 298,750 shares are issued and outstanding (before giving effect to a one for five reverse stock split effective as of May 17, 2002) and no preferred stock. All such outstanding shares have been duly authorized and validly issued in accordance with applicable laws, including, without limitation, the anti-fraud provisions of applicable federal and state securities laws and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of Acquirer.

                  Section 3.6 FINANCIAL STATEMENTS. Acquirer has heretofore furnished, or will furnish prior to the Closing Date, AccuPoll with the audited consolidated balance sheet of Acquirer as at June 30, 2001 and the related audited statements of income and cash flows for the year then ended (the "Financial Statements"). The Financial Statements, including the footnotes thereto, and all financial statements contained in any SEC Reports (defined in Section 3.7 below) have been prepared in accordance with generally accepted accounting principles and fairly and accurately present in all material respects the financial position of Acquirer and the results of its operations and cash flows at such dates and for such periods. Since June 30, 2001, there has been no material adverse change in the financial condition, operations, or business of Acquirer.

                  Section 3.7 SECURITIES FILINGS. Since the initial filing of the registration statement on Form 10 by Acquirer, and prior to the execution and delivery of this Agreement, Acquirer has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") and all state securities regulatory agencies, if any, including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all proxy statements relating to meetings of stockholders (whether annual or special), (D) all Reports on Form 8-K, (E) the Form 10 described above, and (E) all other reports or registration statements (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 as amended (the "1933 Act") and the Securities Exchange Act of 1934 as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed and as of the date hereof, and, with respect to registration statements as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.8 INDEBTEDNESS. Acquirer has no outstanding liabilities or Indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments), other than miscellaneous payables and accrued expenses not to exceed $10,000. For purposes of this Agreement, "Indebtedness" shall mean any obligation for borrowed money, or for payment for services rendered or tangible or intangible property acquired or leased, including without limitation (A) any obligation owed for all or any part of the purchase price of any assets, (B) accounts payable, (C) any obligations secured by any Encumbrance (including, without limitation, any Encumbrance on after-acquired property of Acquirer) in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (D) any guarantee with respect to any of the foregoing indebtedness of another person, (E) obligations in respect of letters of credit, and (F) liabilities of any kind to any present or former stockholders of Acquirer.

                  Section 3.9 LITIGATION. There are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the Knowledge of Acquirer, threatened against Acquirer, or, to the Knowledge of Acquirer, is there any basis for any of the foregoing or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against Acquirer.

                  Section 3.10 TAXES. Acquirer has filed all Federal, state and foreign income tax returns and all other material tax returns ("Tax Returns") that are required to be filed by it. All such Tax Returns are correct and complete in all respects. Acquirer has paid all taxes due pursuant to such returns or otherwise or pursuant to any assessment received by it in writing and all other related penalties and charges on a timely basis other than those being contested in good faith and by appropriate proceedings. No claim has ever been made by a governmental authority in a jurisdiction where Acquirer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Acquirer has not requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax. The charges, accruals and reserves set forth in Acquirer's Financial Statements for taxes and other governmental charges are, in the opinion of Acquirer, adequate. Acquirer has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

                  Section 3.11 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of Acquirer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, other than a fee of $50,000 payable to a consultant within ten days of the Closing Date.

                  Section 3.12 ACCURACY OF INFORMATION. None of the representations and warranties of Acquirer contained herein or in the documents furnished by it pursuant hereto contain any material misstatement of fact, or omit to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

                                   ARTICLE IV

                               CERTAIN AGREEMENTS
                               ------------------

                  Section 4.1 REASONABLE BEST EFFORTS. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from stockholders and other third parties and (c) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed; provided, however, that neither AccuPoll nor the AccuPoll Stockholders shall be required to expend any funds to defend any lawsuits or any other legal proceedings, whether judicial or administrative, arising out of or related to the business or operations (including the issuance of securities) of Acquirer prior to the Closing Date.

                  Section 4.2 OPTIONS AND WARRANTS. At the Closing, all unexercised options and warrants to purchase common stock of AccuPoll set forth on Schedule 2.5 shall be converted into options and warrants to acquire, for the same exercise price, the number of shares of Acquirer which the holder of such options or warrants would have received had such options or warrants been exercised immediately prior to the Closing. Upon any exercise of any such options or warrants, AccuPoll shall transfer to the holder of such options or warrants the shares of Acquirer Common Stock held by AccuPoll for such purpose in accordance with clause (b)(ii) of the proviso in Section 1.2 hereof. If any of such options or warrants expire prior to exercise thereof, then the shares of Acquirer Common Stock set aside for issuance upon exercise thereof pursuant to
Section 1.2 shall be distributed pro-rata to all persons who were stockholders of AccuPoll as of the Closing Date.

                  Section 4.3 TAX MATTERS. Each party hereto shall take all reasonable actions necessary to cause the transfers of AccuPoll common stock to Acquirer to qualify as tax-free transfers of property under the provisions of
Section 351(a) of the Code to the extent permitted by law, and with respect to the transfers of AccuPoll common stock, a reorganization within the meaning of
Section 368(a)(1)(B). Each party agrees that it will not take any action, either before or after the Closing Date, which would cause the transfers of such property to Acquirer pursuant to this Agreement to fail to qualify as transfers described in Section 351(a) of the Code and/or Section 368(a)(1)(B). The parties hereto agree that they will report in their respective federal income Tax Returns for the taxable year including the Closing Date that the transfers of such property did so qualify under Section 351(a) and Section 368(a)(1)(B) of the Code, and will properly file with such Tax Returns all information required by Treasury Regulations Sections 1.351-3 and 1.368-3. No party hereto, unless required by law, will take any Tax reporting position inconsistent with the characterization of the transactions contemplated by this Agreement as transfers described in Section 351(a) and/or Section 368(a)(1)(B) of the Code.

                                    ARTICLE V

                      CONDITIONS TO ACQUIRER'S OBLIGATIONS
                      ------------------------------------

                  The acquisition of the AccuPoll Stock by Acquirer on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Exchange, of the following conditions:

                  Section 5.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of AccuPoll and the AccuPoll Stockholders contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

                  Section 5.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of AccuPoll and the AccuPoll Stockholders to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  Section 5.3 NO INJUNCTION. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                  Section 5.4 NO LITIGATION. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by Acquirer or any of its subsidiaries or Affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or Affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of Acquirer has a significant likelihood of having a material adverse effect on Acquirer.

                                   ARTICLE VI

        CONDITIONS TO ACCUPOLL AND THE ACCUPOLL SHAREHOLDERS' OBLIGATIONS
        -----------------------------------------------------------------

                  The exchange of the AccuPoll Stock by the stockholders of AccuPoll on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Exchange of the following conditions:

                  Section 6.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquirer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  Section 6.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Acquirer to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  Section 6.3 NO INJUNCTION. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) impose any material limitation on the ability of
(a) Acquirer or AccuPoll to conduct their business or (b) Acquirer, AccuPoll or the AccuPoll Stockholders to own or exercise control of their assets, properties or stock and which, in either case, in the reasonable, good faith determination of the AccuPoll Stockholders has a significant likelihood of having a material adverse effect on Acquirer, AccuPoll, or the AccuPoll Stockholders.

                  Section 6.4 RESIGNATIONS; ELECTION TO BOARD OF DIRECTORS. All Persons who are officers and directors of Acquirer immediately prior to the Closing shall have resigned such positions. The Certificate of Incorporation and Bylaws of Acquirer, to the extent necessary, shall have been amended to provide for a three (3) member Board of Directors, and Dennis Vadura, Frank Wiebe and Andreea Porcelli shall have been elected as directors of Acquirer.

                  Section 6.5 DUE DILIGENCE. The Board of Directors of AccuPoll shall be satisfied, in its sole but reasonable discretion, with the condition (business, financial, legal and otherwise), of Acquirer.

                  Section 6.6 EMPLOYMENT AGREEMENTS. Each of Vadura and Wiebe shall have entered into employment agreements with Acquirer on such terms and conditions as Vadura and Wiebe may reasonably require.

                  Section 6.7 INDEMNIFICATION AGREEMENTS. Each of Vadura and Wiebe shall have entered into indemnification agreements with each of Acquirer and AccuPoll on such terms and conditions as Vadura and Wiebe may reasonably require.

                  Section 6.8 IRREVOCABLY PROXY. The holders of not less than 3,000,000 shares (not including the AccuPoll Stockholders) of Acquirer shall have executed and delivered to Vadura and Wiebe irrevocable proxies, in form reasonably satisfactory to the Board of Directors of AccuPoll, appointing Vadura and Wiebe as proxies with respect to such shares for the purposes of voting for the election of directors of Acquirer.

                  Section 6.9 NO ENCUMBRANCES. There shall be no Encumbrances on any assets (including any stock of any subsidiaries) of Acquirer (including, without limitation, any Encumbrance on after-acquired property of Acquirer).

                  Section 6.10 REGULATORY FILINGS. The Board of Directors of AccuPoll shall have approved, in its reasonable discretion and prior to filing, all filings on behalf of Acquirer with any governmental or quasi-governmental commission, department or agency (including, without limitation, the Securities and Exchange Commission, Nasdaq, the NASD, or any state securities regulatory agency).

                  Section 6.11 TAX FREE TRANSACTIONS. The AccuPoll Stockholders shall be satisfied, in their sole discretion, that the transfer of AccuPoll Common Stock to Acquirer contemplated by this Agreement shall qualify for non-recognition of gain pursuant to Section 351(a) or Section 368(a)(1)(B) of the Code so that such transfer in exchange for Acquirer common stock shall not result in any tax liability to the AccuPoll Stockholders.

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

                  Section 7.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in this Agreement shall survive for three years after the Closing Date.

                  Section 7.2 INDEMNITIES. (a) Each Exchanging Stockholder, severally but not jointly, hereby agrees to indemnify and hold harmless Acquirer from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered or paid by Acquirer or AccuPoll as a result of the breach of any representation or warranty made by such Exchanging Stockholder in this Agreement. To the extent that the Exchanging Stockholder's undertakings set forth in this Section 7.2(a) may be unenforceable, the Exchanging Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder. AccuPoll hereby agrees to indemnify and hold harmless Acquirer and the AccuPoll Stockholders from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered or paid by Acquirer or the AccuPoll Stockholders as a result of the breach of any representation or warranty made by AccuPoll in this Agreement.

                  (b) Acquirer and AccuPoll hereby agree to indemnify and hold harmless the Exchanging Stockholders against Damages actually suffered or paid by the Exchanging Stockholders as a result of the breach of any representation or warranty made by the Acquirer in this Agreement. To the extent that the Acquirer's undertakings set forth in this Section 7.2(b) may be unenforceable, the Acquirer and AccuPoll shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

                  (c) Any party seeking indemnification under this Article VII (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this
Article VII with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article VII (collectively, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive, after the Closing Date, initial notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party

Claim within such time frame as is necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this
Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party. No Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this Section 7.2(c) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

                  Section 8.1 EXPENSES. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  Section 8.2 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  Section 8.3 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties hereto, whether written or oral, with respect to its subject matter, and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

                  Section 8.4 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

                  Section 8.5 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  Section 8.6 CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

                  Section 8.7 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  Section 8.8 NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

                  if to Acquirer, to it at:

                  4440 Von Karman Ave., Suite 125
                  Newport Beach, California 92660
                  Attention: President
                  Tel: 949 200 4000
                  Fax: 949 200 4005

                  and if to AccuPoll or the Exchanging Stockholders, to it, care of AccuPoll, Inc., at:

                  4440 Von Karman Ave., Suite 125
                  Newport Beach, California 92660
                  Attention: President
                  Tel: 949 200 4000
                  Fax: 949 200 4005

                  With a copy to:

                  William Peters, Esq.
                  Shaw Pittman LLP
                  2029 Century Park East, Ste. 2550
                  Los Angeles, CA 90067
                  Tel: 310-551-4500
                  Fax: 310-551-4501

                  Section 8.9 Governing Law; Consent to Jurisdiction. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

         (b) Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

                  Section 8.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  Section 8.11 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

                  IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.

Wesern International Pizza Corp.
a Nevada corporation

By:      ______________________________

Name:    ______________________________

Title:   ______________________________


AccuPoll, Inc., a Delaware corporation

By:
         ------------------------------
Name:    Dennis Vadura, CEO

By:
         ------------------------------
Name:    Frank Wiebe, President

AccuPoll Inc.  a Delaware Corp.
Shareholder Signatures

-----------------------------                     ------------------------------
Dennis Vadura                                     Kamil Elias

-----------------------------                     ------------------------------
Frank Wiebe                                       Mrs. L. Vadura

Web Tools International, Inc., a Calif. Corp.     Source Technologies, Inc.
                                                  A Nebraska Corp.
By:
    -------------------------
Name: Dennis Vadura, CEO                          By:
                                                     ---------------------------
                                                  Name:  Miles Busby, President
CBJS Holdings LLC,
a California Limited Liability Corporation

By:
    -------------------------
Name:Robert W. Ferguson, Managing Member

-----------------------------
Charles Gerow

-----------------------------
Craig Hewitt

-----------------------------
Ashley Grayson

-----------------------------
John Finlay

-----------------------------
Sheila Standen

-----------------------------
Miles Busby

-----------------------------
Tim Nelson

-----------------------------
Rie Yoshida

                                                  ------------------------------
                                                  Righetti Roberta

                                                  ABN Amro,
                                                  a ________________ corporation

                                                  By:      _____________________
                                                  Name:    _____________________
                                                  Title:   _____________________


                                                  BSI,
                                                  a ________________ corporation

                                                  By:      _____________________
                                                  Name:    _____________________
                                                  Title:   _____________________


                                                  Lemanik,
                                                  a ________________ corporation

                                                  By:      _____________________
                                                  Name:    _____________________
                                                  Title:   _____________________


                                                  GTS,
                                                  a ________________ corporation

                                                  By:      _____________________
                                                  Name:    _____________________
                                                  Title:   _____________________

Exhibit 2.

Securities and Exchange Commission
Washington, D.C. 20549

May 24, 2002

Ladies and Gentlemen:

We were previously principal accountants for Western International Pizza Corp., (the "Company"), and, under the date of September 10, 2001, we reported on the financial statements of the Company as of June 30, 2001, and the results of operations and cash flows for the twelve-month and three-month periods ended June 30, 2001 and 2000. On May 24, 2002, our appointment as principal accountants was terminated. We have read the Company's statements included under
Item 4 of its Form 8-K dated May 24, 2002, and we agree with such statements except we are not in a position to agree or disagree with the following: (1) the statements in paragraph one of Item 4 regarding the selection of Squar, Milner, Reehl & Williamson, LLP ("Squar, Milner"), or the approval of such selection by the Board of Directors, (2) the statement in paragraph five of Item 4 that Squar, Milner was not consulted regarding the application of accounting principles to a specified transaction or the type of opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any reportable event.

Very truly yours,
/s/ MANTYLA MCREYNOLDS

Exhibit 3.  Financial Statements





                                 ACCUPOLL, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2002

                          INDEX TO FINANCIAL STATEMENTS




Independent Auditors' Report............................................... 1

Balance Sheet.............................................................. 2

Statement of Operations.................................................... 3

Statement of Stockholders' Equity ......................................... 4

Statement of Cash Flows.................................................... 5

Notes to Financial Statements.............................................. 6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
AccuPoll, Inc.

We have audited the accompanying balance sheet of AccuPoll, Inc. ("the "Company"), a development stage Company, as of April 30, 2002, and the related statements of operations, stockholders' equity and cash flows for the period from August 9, 2001 (inception) through April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AccuPoll, Inc. as of April 30, 2002, and the results of its operations and its cash flows for the period from August 9, 2001 (inception) through April 30, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from operations through April 30, 2002 and a lack of operational history. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As described in Note 6 to the financial statements, the Company completed a reorganization with a publicly traded "shell" company in May 2002. Because the transaction was a "reverse acquisition" and the Company is considered the acquirer for accounting purposes, the Company is now required to comply with the Securities Exchange Act of 1934.



/s/ Squar, Milner, Reehl & Williamson, LLP

August 2, 2002
Newport Beach, California

================================================================================

                                    ACCUPOLL, INC.
                            (A Development Stage Company)
                                    BALANCE SHEET
                                 April 30, 2002
================================================================================



                                        ASSETS

CURRENT ASSETS
       Cash                                                           $ 205,138
       Prepaid consulting fees                                          156,000
                                                                      ----------

TOTAL CURRENT ASSETS                                                    361,138

       Prepaid consulting fees, net of current portion                  157,344
       Other assets                                                      83,791
                                                                      ----------

       TOTAL ASSETS                                                   $ 602,273
                                                                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable and accrued expenses                          $  79,250
       Related party payables                                            85,170
       Convertible debt                                                  12,500
                                                                      ----------

TOTAL CURRENT LIABILITIES                                               176,920
                                                                      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

       Common stock, par value of $0.001, 90,000,000 shares
         authorized; 11,706,632 shares issued and outstanding            11,707
       Common stock subscription receivable                             (12,500)
       Additional paid in capital                                       992,478
       Accumulated deficit during development stage                    (566,332)
                                                                      ----------

TOTAL STOCKHOLDERS' EQUITY                                              425,353
                                                                      ----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 602,273
                                                                      ==========





================================================================================
PAGE 2 SEE INDEPENDENT AUDITORS' REPORT AND ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

================================================================================
                                 ACCUPOLL, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
      For The Period From August 9, 2001 (Inception) Through April 30, 2002

================================================================================



REVENUE                                                            $         --

EXPENSES
       General and administrative expenses                              360,445
       Interest                                                          29,023
       Research and development                                         176,064
                                                                   -------------
                                                                        565,532
                                                                   -------------

NET LOSS BEFORE INCOME TAXES                                           (565,532)

INCOME TAXES                                                                800
                                                                   -------------

NET LOSS                                                           $   (566,332)
                                                                   =============


BASIC AND DILUTED LOSS
    PER SHARE                                                      $      (0.06)
                                                                   =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                               10,247,612
                                                                   =============







================================================================================
PAGE 3 SEE INDEPENDENT AUDITORS' REPORT AND ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

==========================================================================================================================

                                                      ACCUPOLL, INC.
                                               (A Development Stage Company)
                                             STATEMENT OF STOCKHOLDERS' EQUITY
                           For The Period From August 9, 2001 (Inception) Through April 30, 2002
==========================================================================================================================
                                                                                                Accumulated
                                                                                                 Deficit
                                                Common Stock        Common Stock   Additional     During         Total
                                           ------------------------ Subscription    Paid-in     Development  Stockholder's
                                              Shares       Amount    Receivable     Capital       Stage         Equity
                                           -----------  -----------  -----------   -----------  -----------   -----------
Balance at August 9, 2001 (Inception)              --   $       --   $       --    $       --   $       --    $       --

Issuance of common stock at par
  upon formation                           10,000,000       10,000           --       (10,000)          --            --

Issuance of common stock at $0.50 per
  share for the conversion of notes
  payable, including accrued interest
  of approximately $16,000                    582,750          583           --       274,417           --       275,000

Issuance of common stock at $0.50 per
  share for related party note receivable     100,000          100           --        49,900           --        50,000

Issuance of common stock at $0.50 per
  share for services                          626,632          627           --       312,717           --       313,344

Proceeds from the issuance of common
  stock at $0.56 per share in connection
  with the conversion of warrants             397,250          397      (12,500)      223,415           --       211,312

Estimated fair market value of options
  and warrants granted in connection
  with convertible debt                            --           --           --         9,907           --         9,907

Estimated fair market value of warrants
  granted for services                             --           --           --       132,122           --       132,122

Net loss                                           --           --           --            --     (566,332)     (566,332)
                                           -----------  -----------  -----------   -----------  -----------   -----------

Balance at April 30, 2002                  11,706,632   $   11,707   $  (12,500)   $  992,478   $ (566,332)   $  425,353
                                           ===========  ===========  ===========   ===========  ===========   ===========





==========================================================================================================================
PAGE 4                               SEE INDEPENDENT AUDITORS' REPORT AND ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS


===========================================================================================================

                                               ACCUPOLL, INC.
                                       (A Development Stage Company)
                                          STATEMENT OF CASH FLOWS
                   FOR THE PERIOD FROM AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002

===========================================================================================================

Cash flows from operating activities:
      Net loss                                                                                  $(566,332)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
          Estimated fair market value of warrants granted in connection with convertible debt       9,907
          Estimated fair market value of warrants granted for services                            132,122
          Changes in operating assets and liabilities:
              Accounts payable and accrued expenses                                                79,250
              Related party payables                                                              135,170
                                                                                                ----------

      Net cash used in operating activities                                                      (209,883)
                                                                                                ----------

Cash flows used in investing activities:
      Purchases of other assets                                                                   (83,791)
                                                                                                ----------

Cash flows from financing activities:
      Proceeds from issuance of convertible of debt                                               287,500
      Proceeds from the exercise of warrants                                                      211,312
                                                                                                ----------

      Net cash provided by financing activities                                                   498,812
                                                                                                ----------

Net increase in cash                                                                              205,138

Cash at beginning of period                                                                            --
                                                                                                ----------

Cash at end of period                                                                           $ 205,138
                                                                                                ==========

Supplemental disclosure of cash flow information -
      Cash paid during the period for:
          Interest                                                                              $      --
                                                                                                ==========
          Income taxes                                                                          $     800
                                                                                                ==========

See accompanying notes to the financial statements for additional information relating to non-cash investing and financing activities concerning to prepaid consulting fees, issuance of common stock related to convertible debt and warrants and related party payables during the period from August 9, 2001
(inception) through April 30, 2002.





===========================================================================================================
PAGE 5                SEE INDEPENDENT AUDITORS' REPORT AND ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

AccuPoll, Inc. (the "Company") was originally incorporated on August 9, 2001 according to the laws of Delaware. The Company is engaged in the design and development of an intuitive touch-screen interface (the "Voting System") that provides a polling place electronic voting solution that is intended to be completely confidential, reliable, accurate, immediate, secure and auditable. While maintaining and preserving the current voter experience, the Company adds the ability to accurately capture in electronic form a voter's true intent, while simultaneously preserving the legally binding vote - the official paper ballot. The Voting System intends to have the ability to simultaneously produce two different electronic audit trails (recorded on both the polling place administrative work station and the local voting station), in addition to generating a printed-paper ballot. On May 20, 2002, as further discussed in Note 6, the Company completed a reverse merger with a publicly traded "shell" company and trades on the Over-The-Counter Bulletin Board under the symbol "ACUP". The Company is classified as a development stage Company.

GOING CONCERN

The Company has been in the development stage since it egan operations on August 9, 2001 and has not generated any revenues from operations and there is no assurance of any future revenues.

The Company will require substantial additional funding for continuing the development, obtaining regulatory approval and commercialization of its product. There can be no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At April 30, 2002, the Company has a net loss and a lack of operational history, which raise substantial doubt about its ability to continue as a going concern. The Company intends to fund operations through sales of the Voting System and through debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending April 30, 2003. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The financial statements do not include any adjustments related to recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

RISKS AND UNCERTAINTIES

The Company intends to operate in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit of $100,000.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, valuation of other assets and valuation of deferred tax assets. Actual results could differ from those estimates.

OTHER ASSETS

Other assets consist of the costs paid to a related party concerning the development of the Voting System. The costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED" and Statement of Financial Accounting Standards No. 2, "ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS". The related asset will be amortized over its expected useful life when the product is available for general release to customers.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash and accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. The fair value of related party payables is not determinable as these transactions are with related parties.

STOCK BASED COMPENSATION

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "ACCOUNTING FOR STOCK BASED COMPENSATION." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date grant, between the fair value of the Company's common stock and the exercise price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company issued no stock-based compensation to employees during the period from August 9, 2001 (inception) through April 30, 2002.

In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION," an interpretation of APB 25. FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25 (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company issued no stock-based compensation to employees during the period from August 9, 2001 (inception) through April 30, 2002.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. The Company records a valuation allowance for deferred income tax assets when, based on management's best estimate of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax assets may not be realized.

ADVERTISING

The Company expenses the cost of advertising. Advertising expenses were approximately $50,500 for the period from August 9, 2001 (inception) through April 30, 2002.

EARNINGS PER SHARE

Under Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "EARNING PER SHARE", basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive (297,381 shares were considered additional common stock equivalents at April 30, 2002).

Because the Company has incurred net losses, diluted loss per share is not separately presented since it would be anti-dilutive.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. SFAS 133 did not have a material impact on the Company's results of operations, financial position or cash flows, as it currently does not engage in any derivative or hedging activities.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SEGMENTS

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION", changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and how the Company reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying statement of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued Statements No. 141, "BUSINESS COMBINATIONS" ("SFAS 141") and No. 142 "GOODWILL AND OTHER INTANGIBLE ASSETS" ("SFAS 142"). SFAS 141 supersedes APB Opinion No. 16, "BUSINESS COMBINATIONS" and SFAS No. 38, "ACCOUNTING FOR PRE-ACQUISITION CONTINGENCIES OF PURCHASED ENTERPRISES". SFAS 141 is effective for fiscal years beginning after June 30, 2001 and requires that all business combinations be accounted for by the purchase method. SFAS 142 supersedes APB Opinion No. 17, "INTANGIBLE ASSETS". SFAS 142 is effective for fiscal years beginning after December 15, 2001 and provides that all existing and newly acquired goodwill and intangible assets will no longer be amortized but will be tested for impairment at least annually and written down only when impaired. Management does not believe that the requirements of such pronouncements will have a significant impact on the Company's future financial statements.

Also, the FASB has recently issued SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" and SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 144 supersedes SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," and addresses financial accounting and reporting for the impairment or disposal of long-lived assets, including accounting for a segment of a business accounted for as a discontinued operation. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. Management does not believe that the requirements of such pronouncements will have a significant impact on the Company's future financial statements.

2. RELATED PARTY TRANSACTIONS

RELATED PARTY PAYABLES

Related party payables approximated $135,000 at April 30, 2002 and represent expenses incurred by the Company relating to the management agreement entered into with Web Tools International, Inc. ("WTI") (see below). The amounts bear no interest and are due within thirty days of receipt. Related party payables is presented net of a $50,000 related party note receivable (see Note 4).

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


2. RELATED PARTY TRANSACTIONS (continued)

MANAGEMENT SERVICES AGREEMENT

In April 2002, the Company entered into a Master Services Agreement ("MSA") whereby WTI provides substantially all services, less production, related to the development of the Company's Voting System. The MSA provides that the Company is charged certain stated rates for the hourly time of WTI's employees working on Company matters. In addition, the Company reimburses WTI for all reimbursable expenses, as defined. The Company is located within the office space of WTI and is charged no amounts related to the usage of such office space or fixed assets of WTI. All overhead related charges are considered to be included in the basic hourly rates charged by WTI to the Company, as such costs are in excess of the related employees WTI rate of pay. The term of the agreement is through the earlier of: (1) March 31, 2004 or (2) the completion of the last service of work, as defined. The MSA may be terminated by either party on 30 days written notice. Per the MSA, all ideas, inventions, concepts, know-how, methods, methodologies, processes, algorithms, techniques, compilations, software and other works of authorship of any nature created or developed by WTI during the course of performance of the MSA shall be the exclusive property of the Company.

WTI was originally incorporated in 1996 and is owned and operated by two officers of the Company. WTI is in the business of software engineering in various computer languages with an emphasis on Linux/Apache, Sun Solaris and Microsoft NT/Win2K platforms.

During the period from August 9, 2001 (inception) through April 30, 2002, the Company was billed approximately $295,000 by WTI and owed them approximately $135,000 at April 30, 2002, which is included in related party payables. The following is select unaudited financial information of WTI at April 30, 2002 and for the period from August 9, 2001 (inception) through April 30, 2002:

                                                          APRIL 30, 2002
                                                           (UNAUDITED)
Current assets                                            $  282,000
                                                          ==============

Total assets                                              $  290,000
                                                          ==============

Current liabilities                                       $  288,000
                                                          ==============

Total liabilities                                         $  288,000
                                                          ==============

                                                        FOR THE PERIOD FROM
                                                          AUGUST 9, 2001
                                                      (INCEPTION) THROUGH APRIL
                                                            30, 2002
                                                           (UNAUDITED)
Sales, net                                                $  766,000
Expenses                                                  $  639,000
                                                          --------------
Net income                                                $  127,000
                                                          ==============

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


2. RELATED PARTY TRANSACTIONS (continued)

CONSULTING AGREEMENTS

In April 2002, the Company issued 626,632 shares of common stock, valued at $313,344 (based on the market value on the date of grant) and warrants to purchase 500,000 shares of the Company's restricted common stock at an exercise price of $0.25 per share, valued at $110,500 (based on the Black-Scholes pricing model) to consultants as a non-refundable retainer in exchange for general business consulting services. The Company is amortizing the related expense over the service period beginning in May 2002 through April 2004.


3. COMMITMENTS AND CONTINGENCIES

LEGAL

From time to time, the Company may be involved in various claims, lawsuits or disputes in the normal operations of the business. The Company is currently not involved in any such matters which management believes could have a material adverse effect on its financial position or results of operations.

EXCLUSIVE SUPPLY AGREEMENT

In December 2001, the Company entered into an exclusive supply contract with a vendor to manufacture the Voting System product expiring in 2006. Per the agreement, if the supplier is unable to produce and deliver the required quantity of product, within the specified time frames, the Company may obtain its' Voting System product from another supplier. The supplier shall sell the product to the Company at predetermined rates, which are subject to revision, as defined in the agreement.

PROFESSIONAL

The Company has entered into a general consulting agreement with a third party to provide services related to the marketing and sale of the Company's Voting System in certain cities. Pursuant to the agreement, the Company will pay a non-refundable retainer and sales commissions on sales within the related counties, as defined.


4. STOCKHOLDERS' EQUITY

PRIVATE PLACEMENT MEMORANDUM

In November 2001, the Company issued a Private Placement Memorandum ("PPM") offering qualified investors a convertible promissory note ("Note") and warrants ("Warrants"), collectively the "Units", in exchange for cash investment in the Company of an aggregate of $1,000,000. The Company offered 40 Units priced at $25,000 per Unit. Each Unit consists of a six month Note at 12% annual interest and 50,000 warrants ("Warrant A") (per Unit) to purchase common stock at $0.50 per share. Upon exercise of Warrant A, the Company would issue investors a second warrant ("Warrant B1") to purchase the same number of shares as Warrant A at an exercise price of $0.75 per share. Upon exercise of Warrant B1, the Company would issue investors a third warrant ("Warrant B2") to purchase the same number of shares as Warrant A and B1 at an exercise price of $0.75 per share. In connection with this PPM, the Company sold 11.5 Units and received $287,500 in cash and paid offering related commissions of approximately $35,000.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


4. STOCKHOLDERS' EQUITY (continued)

During December 2001 through April 2002, the note holders exercised the conversion feature into 582,750 shares of restricted common stock (including approximately $16,000 in accrued interest). In addition, the Company issued 397,250 shares of restricted common stock related to the exercise of various A and B1 warrants for cash totaling $223,415, of which $12,500 has not been received at April 30, 2002. The $12,500 is presented as common stock subscription receivable in the accompanying financial statements.

PREFERRED STOCK

AccuPoll Inc.'s articles of incorporation authorize up to 10,000,000 shares of $0.001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time as the Board of Directors determine. At April 30, 2002, there were no shares of preferred stock issued or outstanding.

COMMON STOCK

In August 2001, the Company issued 10,000,000 shares of restricted common stock at par value to various individuals in connection with the formation of the Company. There has been no value assigned to such shares.

In April 2002, the Company issued 100,000 shares of restricted common stock to an unrelated party in connection with the assumption of a note receivable from a related party. The common stock was valued at $50,000 based on management's estimate of $0.50 per share. The related party note receivable has been offset within related party payables.

WARRANTS

From time to time, the Company issues warrants pursuant to various consulting agreements, including those issued in Note 2.

In connection with the PPM discussed above, during the period from December 2001 through April 2002, the Company granted warrants to purchase 953,500 shares of the Company's restricted common stock at exercise prices ranging from $0.50 to $0.75 per share valued at $9,907 (pursuant to SFAS 123 using the Black-Scholes pricing model). The warrants vested on the date of grant and are exercisable through March 2007.

In March 2002, the Company entered into an agreement to issue warrants based on the amount of funds raised by a consultant under the PPM discussed above. The Company issued 94,762 warrants pursuant to such agreement at an exercise price of $0.25 per share valued at approximately $20,942 (based on the Black-Scholes pricing model).

During February 2002, the Company granted warrants to purchase 40,000 shares of the Company's restricted common stock at an exercise price of $0.50 per share, valued at $680 (based on the Black-Scholes pricing model) to a consultant for services.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


4. STOCKHOLDERS' EQUITY (continued)

The following represents a summary of warrant activity for the period August 9, 2001 (inception) through April 30, 2002:

                                                                Weighted Average
                                                   Warrants      Exercise Price
                                                 -------------   -------------
Outstanding, August 9, 2001 (inception)                    --    $         --
         Granted                                    1,588,262            0.47
         Exercised                                   (397,250)          (0.56)
         Expired/forfeited                                 --              --
                                                 -------------   -------------
Outstanding, April 30, 2002                         1,191,012    $       0.43
                                                 =============   =============

Exercisable                                         1,191,012    $       0.43
                                                 =============   =============

Weighted average fair value of warrants granted                  $       0.09
                                                                 =============

All of the warrants outstanding at April 30, 2002 have exercise prices between $0.25 and $0.75 per share, with a weighted average exercise price of $0.43 and a weighted average remaining contractual life of 5.8 years. All of these warrants are exercisable at April 30, 2002.

The fair value of each warrant granted during 2002 is estimated using the Black-Scholes pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 0%, (iii) weighted average risk free interest rate of approximately 3.5%, and (iv) average expected life of one year.


5. INCOME TAX PROVISION

Income tax expense for the period August 9, 2001 (inception) to April 30, 2002 differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to the income from continuing operations before provision for income taxes as a result of the following:


Computed "expected" tax (benefit) expense                         $    (192,000)

Reduction in income taxes resulting from:
    Change in valuation allowance                                       221,000
    Other                                                                   200
    State and local income taxes,
      net of federal benefit                                            (28,000)
                                                                  --------------

                                                                  $       1,800
                                                                  ==============

The Company has a deferred tax asset at April 30, 2002 of approximately $184,000 relating to federal and state tax net operating loss carryforwards ("NOL's"). The Company has recorded a 100% valuation allowance against such deferred tax asset because of the uncertainty about future taxable income to utilize such NOL's.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


5. INCOME TAX PROVISION (continued)

At April 30, 2002, the federal and state NOL's approximated $566,000 and $283,000, respectively, and generally expire in 2023 and 2007, respectively.

Such NOL's future utilization is subject to the change of ownership provisions in the various federal and state tax laws. Management has not determined the effect to the NOL's of the subsequent reverse merger transaction described below.


6. SUBSEQUENT EVENTS (unaudited)

REVERSE MERGER

On May 20, 2002, Western International Pizza Corporation ("WIPC"), a publicly traded "shell" company, entered into an Agreement and Plan of Reorganization and Merger (the "Plan of Merger") with the Company in a transaction intended to be a tax-free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code. Such transaction has been accounted for as a Reorganization. In May 2002, and pursuant to a Certificate filed with the Nevada Secretary of State, WIPC effected a 1 for 5 reverse split of all the outstanding shares of its common stock, options and warrants. Pursuant to the Plan of Merger, all of the outstanding common shares and outstanding warrants of the Company were exchanged for shares of WIPC 1 for 1.532 on a post-split basis. By virtue of the Reorganization, the stockholders of AccuPoll acquired 18,875,000 restricted common shares of WIPC.

Management will account for the Reorganization as a capital stock transaction. Accordingly, the Reorganization will be reported as a recapitalization of the Company, which is considered the acquirer for accounting purposes (a "reverse acquisition"). Through its former stockholders, the Company is deemed the acquirer for accounting purposes because of (a) its majority ownership of WIPC,
(b) its representation on WIPC's board of directors, and (c) executive management positions held by former officers of the Company.

If the Reorganization had occurred on April 30, 2002, the stockholders' equity section of the Company's balance sheet at that date would have reflected the following:

Common shares outstanding                                         11,706,632
Issued in connection with reorganization (pre-split)               4,600,000
                                                              ---------------
                                                                  16,306,632
                                                              ===============

Common stock                                                          16,307
                                                              ===============

Additional paid-in capital                                           987,878
                                                              ===============

If the Reorganization had occurred on August 9, 2001 (inception), the pro forma effect on basic and diluted loss per share would not have been significant.


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
================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


6. SUBSEQUENT EVENTS (unaudited) (continued)

Since the Reorganization is not a business combination, additional pro forma financial information otherwise required by the rules and regulations of the Securities and Exchange Commission has not been presented.

WIPC changed its name on May 20, 2002 to AccuPoll Holding Corp.

In connection with the reverse merger, the Company issued 1,200,000 shares of restricted common stock, which were valued at $300,000 (estimated by the Company to be the fair market value of the services rendered) to a broker.

In connection with the reverse merger, the Company granted warrants to purchase 4,800,000 shares of the Company's restricted common stock at an exercise price of $0.25 per share. As the aforementioned shares were issued to individuals considered to have control of WIPC at the time of the merger, no value was assigned to the warrants.

STOCK SPLIT

On July 8, 2002, the Company's Board of Directors approved a four-for-one stock split. The accompanying financial statements have not been adjusted for the effects of the aforementioned stock split.

COMMON STOCK

During May 2002, the Company issued 25,000 shares of restricted common stock in connection with the conversion of a note payable.

During the period of May 2002 through June 2002, the Company issued 1,218,500 shares of restricted common stock for $834,834 cash in connection with the exercise of warrants.

WARRANTS

During May 2002 and June 2002, in connection with the PPM discussed above, the Company granted warrants to purchase 779,250 shares of the Company's restricted common stock at exercise prices ranging from $0.50 to $0.75 per share valued at $1,002,807 (pursuant to SFAS 123 using the Black-Scholes pricing model). The warrants vested on the date of grant and are exercisable through March 2007. In addition to the amounts valued in accordance with SFAS 123, the Company incurred an additional amount of $1,052,373 related to the accounting effects of the additional warrants.

Also during May 2002 and June 2002, the Company granted warrants to purchase an aggregate of 710,670 shares of the Company's restricted common stock at exercise prices ranging from $0.001 to $1.00 per share, valued at approximately $1,100,000 (based on the Black-Scholes pricing model) to various consultants.

================================================================================
                                 ACCUPOLL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 9, 2001 (INCEPTION) THROUGH APRIL 30, 2002
================================================================================


6. SUBSEQUENT EVENTS (unaudited) (continued)

CONSULTING AGREEMENTS

In May 2002, the Company entered into a consulting agreement with its' acting Chief Financial Officer for financing and accounting related services. Pursuant to the agreement, the Company is obligated to pay the consultant approximately $5,000 per month through October 31, 2002.

The Company has entered into general consulting/lobbying agreements with various third parties to provide services related to the marketing and sale of the Company's Voting System product in certain cities which expire through February 2003. Pursuant to the agreements, the Company will pay sales commissions on sales within the related counties, as defined.

EMPLOYMENT AGREEMENTS

In May 2002, the Company entered into employment agreements with two officers of the Company. Such agreements are in effect through May 2007 and continue in effect from year to year thereafter unless otherwise terminated, pursuant to the terms of such contracts. Future minimum payments under these employment agreements approximate $230,000 annually.


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